UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 24, 2021, Adamas Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SVB Leerink LLC and William Blair & Company, L.L.C., as representatives of the underwriters (the “Underwriters”), relating to the offering, issuance and sale of 12,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase shares of Common Stock at a price of $4.40 per share, which will result in approximately $51.4 million of net proceeds to the Company after deducting the underwriting discount and estimated offering expenses. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,875,000 shares of common stock. The offering is expected to close on or about March 1, 2021, subject to customary closing conditions. The shares of Common Stock will be listed on The Nasdaq Global Market. All of the shares in the offering are being sold by the Company.

SVB Leerink LLC and William Blair & Company, L.L.C. are acting as joint book-running managers and JMP Securities LLC is acting as lead manager for the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-234570) filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2019, and a preliminary and final prospectus supplement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

The statements in this report related to the completion, timing and size of the offering are “forward-looking” statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the offering. There can be no assurance that the Company will be able to complete the offering on the anticipated terms, or at all.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 24, 2021, by and between the Company and SVB Leerink LLC and William Blair & Company, L.L.C., as representatives of the underwriters named on Schedule A thereto.
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	February 25, 2021	By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

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